UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2014

ULTIMATE NOVELTY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-179280	45-4267181
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

 40 East Main Street, Suite 998,
Newark,  Delaware 19711

(Address of principal executive offices)(Zip Code)

(302) 231-1252

 (Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 29, 2014, Ultimate Novelty Sports, Inc. entered into an Consulting Agreement with Pure Health, Inc., a Puerto Rican corporation.  The purpose of the Consulting Agreement is to retain Pure Health, Inc. to consult with Ultimate Novelty Sports, Inc. on product development including idea generation, preforming and designing formulations for products to be used in the health and nutrition market. The Consultant will work with the Company and an FDA approved labs to produce the products. The Consultant will work closely with the Company to develop health and wellness products as well as nutritional supplements.

The Consultant will receive compensation for each product that the Consultant formulates for the Company.  The compensation will be calculated each time the Company places an order with a lab to produce a product formulated by the Consultant. The Consultant will receive a compensation ranging from 2.5% to 15% depending on the product formulation. However, any such calculation with regard to compensation will not include any freight costs or insurance costs.

(c) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultimate Novelty Sports, Inc.

Dated: January 30, 2014	By:	/s/Issa El-Cheikh
Issa El-Cheikh
Title: President